UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 17, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, which contains a letter to the Board of Directors of STAAR Surgical Company (the “Company”), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURTIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Exhibit 1

Broadwood Partners Issues Letter to STAAR Surgical’s Board Urging it to Allow Timely Shareholder Vote on Alcon Sale

Calls on Board to Avoid Temptation to Delay Meeting or Further Mislead Shareholders

Broadwood Continues to Urge Shareholders to Vote “AGAINST” Proposed Transaction

NEW YORK--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood”) today issued the following letter to the Board of Directors (the “Board”) of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA). Broadwood, which owns 27.5% of STAAR’s outstanding common shares, urges its fellow shareholders to vote on its GREEN Proxy Card “AGAINST” the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC) on the terms announced on August 5, 2025.

Shareholders can find additional information at www.LetSTAARShine.com.

The text of the letter to the Board is as follows:

October 17, 2025

STAAR Surgical Company
25510 Commercentre Dr.
Lake Forest, CA 92630

Dear Members of the Board:

With incomplete information and after a poorly designed process, you decided to sell STAAR to Alcon for a woefully inadequate price.

We have told you we disagree with that decision. So too have other large institutional investors and all three proxy advisors. And now, it is time for all shareholders to express their views on this proposed deal.

You have had months to justify your decision and solicit shareholder support for the transaction. You have filed proxy statements, mailed letters to shareholders, issued press releases, released an investor presentation, made hundreds of phone calls, and attended dozens of meetings with shareholders. There has been sufficient time and opportunity to tell your story, and you have done so in accordance with the schedule you selected.

Now, it is time to allow the shareholders to speak.

The vote on this ill-advised transaction is scheduled for October 23, 2025. We encourage you to allow the shareholders to decide whether they want to sell the Company on the terms you have negotiated.

We urge you to avoid the temptation to tilt the playing field by delaying the meeting, releasing misleading statements, or otherwise attempting to cajole STAAR shareholders to agree to this misbegotten deal.

Your role, after all, is not that of a partisan advocate. Instead, as our fiduciaries, your obligation is to objectively inform shareholders and allow us to decide what we want to do with our Company. You should hold the vote without further delay or drama.

Once shareholders vote next week, we expect you to accept the result. If shareholders reject the deal, we trust you will have the humility to recognize that the Board needs to work with shareholders to ensure a better path forward. Between now and then, you should take no further substantive or diversionary actions. As we monitor the votes, it is clear to us – and surely to you also – that shareholders lack confidence in this Board.

It is time for all shareholders to speak. And time for this Board to listen.

Sincerely,

Neal Bradsher

Founder and President

Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of STAAR in connection with the special meeting of shareholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Special Meeting. SHAREHOLDERS OF STAAR ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of STAAR’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2

PRESS/MEDIA Media October 16, 2025 Investing.com, October 16th – ISS recommendation may toll the bell for STAAR – Alcon deal, validates Broadwood October 9, 2025 Investing.com, October 9th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press October 17, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Urging it to Allow Timely Shareholder Vote on Alcon Sale October 15, 2025 Broadwood Partners: All Three Leading Proxy Advisory Firms Recommend STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon October 14, 2025 Broadwood Partners Comments on STAAR Surgical’s Late and Troubling Disclosure in Deeply Flawed Sale Process to Alcon October 10, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Diligence in Rush to Reafﬁrm Support for Alcon Sale October 8, 2025 Broadwood Partners: Leading Advisory Firm Glass Lewis Urges STAAR Shareholders to Vote “AGAINST” Sale to Alcon October 8, 2025 Broadwood Partners Questions Integrity of STAAR Surgical’s Last - Minute Forecast Change and Fairness Opinion in Sale to Alcon October 6, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Judgment in Proposed Sale to Alcon October 4, 2025 Broadwood Partners Publishes Presentation Detailing Opposition to STAAR Surgical’s Sale to Alcon September 24, 2025 September 24 – Broadwood Partners Files Deﬁnitive Proxy Statement Soliciting STAAR Surgical Stockholders to Vote “AGAINST” Proposed Acquisition by Alcon September 2, 2025 September 2 – Broadwood Announces Intent to Vote Against Acquisition of STAAR Surgical by Alcon © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT